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                                                                   EXHIBIT 23.4

The Board of Directors
Jones Printing Company, Inc.:

  We consent to the use of our report on the financial statements of Jones Printing Company, Inc. included in the registration statement of Master Graphics, Inc. on Form S-1 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          Joseph Decosimo and Company, LLP

Chattanooga, Tennessee

June 2, 1998